SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 28, 2007

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2007, Extra Space Storage LP (the “Operating Partnership”), the operating partnership subsidiary of Extra Space Storage Inc. (the “Company”), entered into an amendment (the “Amendment”) to (1) its previously announced contribution agreement, dated June 15, 2007 (the “Contribution Agreement”), with various limited partnerships affiliated with AAAAA Rent-A-Space (the “Contributors”) and (2) the promissory note (the “Note”) entered into among the Operating Partnership and the primary owners of the Contributors (the “Borrowers”) on June 25, 2007.

Pursuant to the Amendment, the Contribution Agreement was modified (1) to set the maximum number of shares of the Company’s common stock that can be issued in redemption of Series A Participating Redeemable Preferred Units (the “Series A Units”) of the Operating Partnership at 116,000,000 (the “Maximum Number of Shares”), and (2) to provide that upon the issuance of the Maximum Number of Shares of the Company’s common stock in respect of any Series A Units, the Company and the Operating Partnership will have no further obligations with respect to the redeemed or any other remaining Series A Units, and all Series A Units will be deemed to have been redeemed in full and no longer issued or outstanding.  No changes were made in the formula for determining the actual number of shares of the Company’s common stock that would otherwise be issued with respect to the redemption of a Series A Unit.

Pursuant to the Amendment, the Note was modified (1) to permit Borrowers to redeem up to 114,500 of the Series A Units without triggering the acceleration of Borrowers’ obligation to repay the Note in full, (2) to provide that any redemption of Series A Units, other than the redemption of up to 114,500 Series A Units by Borrowers, would be treated as a redemption of all of the Series A Units, and (3) to clarify the manner in which Borrowers’ obligations under the Note would be setoff against the Company’s obligation to issue shares of the Company’s common stock in redemption of Series A Units.

The Company caused the Operating Partnership to enter into the Amendment in order to accommodate Borrowers’ request to be able to redeem up to 114,500 Series A Units without causing an acceleration of the Note and to clarify certain of the provisions of the Contribution Agreement and the Note.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2007, the Company amended its charter to increase the authorized number of shares of common stock of the Company from 200,000,000 to 300,000,000 in order to make the charter consistent with the terms of the Amendment in light of the current shares of common stock of the Company outstanding.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which is filed as Exhibit 3.1 to this current report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Articles of Amendment, dated September 28, 2007.
10.1

First Amendment to Contribution Agreement and to Agreement Regarding Transfer of Series A Units, among Extra Space Storage LP, various limited partnerships affiliated with AAAAA Rent-A-Space, H. James Knuppe and Barbara Knuppe, dated September 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: October 3, 2007	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief Financial Officer

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